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                                                                    Exhibit 23.5

Baker & McKenzie                                  Baker & McKenzie Ltd.
Attorneys at Law                                  25th Floor, Abdularahim Place
                                                  990 Rama IV Road
                                                  Bangkok 10500, Thailand

                                                  Tel: + 66 (0) 2636 2000
                                                  Fax: +66 (0) 2636-2111
                                                  bangkok.info@bakernet.com
                                                  www.bakernet.com

                       CONSENT OF BAKER & McKENZIE LIMITED

We hereby consent to the inclusion of our name as the adviser who advised on matters related to the current business activities of Hutchison CAT Wireless MultiMedia Limited and BFKT (Thailand) Ltd., appearing within the prospectus included in this Registration Statement on Form F-1 of Hutchison
Telecommunications International Limited.

                                                     /s/ Baker & McKenzie
                                                     ---------------------------
Bangkok, Thailand                                    Baker & McKenzie Limited
September 1, 2004                                    Attorneys at Law (Thailand)